UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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Stanley Furniture Company, Inc.

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Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 25, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. will be held at our office, 200 North Hamilton Street, High Point, North Carolina, on Thursday, May 25, 2017, at 11:00 A.M., for the following purposes:

(1)           To elect two directors to each serve a three-year term on our board of directors;

(2)           To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

(3)           To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers; and

(4)           To approve the Rights Agreement designed to protect against a possible limitation on our ability to use our net operating loss carryforwards;

(5)           To approve the material terms of the performance goals under the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan;

(6)           To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on April 7, 2017 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card.  Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Anita W. Wimmer
Secretary

April 13, 2017

Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2017

The enclosed proxy is solicited by and on behalf of the board of directors of Stanley Furniture Company, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, May 25, 2017, at 11:00 A.M., at our office, 200 North Hamilton Street, High Point, North Carolina, and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about April 13, 2017 to all holders of record of our common stock on April 7, 2017.  Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder.  Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On April 7, 2017, there were [●] shares of our common stock outstanding and entitled to vote. Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors presently consists of seven directors who are divided into three classes with staggered terms. The terms of Messrs. T. Scott McIlhenny, Jr., Jeffrey S. Gilliam and Steven A. Hale II expire at the time of the 2017 Annual Meeting of Stockholders. We propose the reelection of Messrs. Gilliam and Hale for three-year terms expiring at the time of the 2020 Annual Meeting.  Mr. McIlhenny will retire from our board when his current term expires at the time of the 2017 Annual Meeting. Upon the expiration of Mr. McIlhenny’s current term as a director, the size of the board will be reduced from seven directors to six.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event the nominees should not continue to be available for election, the proxies will be voted for the election of such other persons as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Our board and corporate governance and nominating committee in considering its recommendation of the nominees for election at the 2017 Annual Meeting, as well as in making its previous recommendation of our other directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below.  In particular, with regard to Messrs. Gilliam and Haley, our board and corporate governance and nominating committee considered their strong background in the manufacturing sector, which for Mr. Haley includes prior experience in furniture manufacturing. With respect to Mr. Gilliam, our board and corporate governance and nominating committee considered his financial experience as a chief financial officer. With respect to Mr. Hale, our board and corporate governance and nominating committee considered his experience with asset management and his firm’s position as holder of approximately 10% of our outstanding common stock. With respect to Mr. Lapey, our board and corporate governance and nominating committee considered his experience with the equity markets and experience with the housing and furniture markets through his service in various capacities at Third Avenue Management and as an equity analyst focusing on housing and furniture.  With respect to Mr. Putnam, our board and corporate governance and nominating committee considered his experience with investment in small publicly traded companies and his firm’s position as holder of approximately 5% of our outstanding common stock.  Our board and corporate governance and nominating committee also considered the many years of experience with our company represented by Mr. Glenn Prillaman, our president and chief executive officer.

Mr. Hale was elected to our board of directors pursuant to the terms of an agreement dated January 30, 2017 with Hale Partnership Fund, LP, and related parties, a stockholder group that owns approximately 10.2% of our outstanding common stock and which had nominated two candidates for election to our board of directors at the 2017 Annual Meeting.  Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Gilliam and Hale as directors at the 2017 Annual Meeting.

Mr. Putnam was elected to our board of directors pursuant to the terms of an agreement dated January 7, 2016 with Hale Partnership Fund, LP, Talanta Fund, L.P., and related parties which had nominated two candidates for election to our board of directors at the 2016 Annual Meeting.  Under this agreement, these parties withdrew their nominations and agreed, among other things, to vote in favor of the election of Messrs. Prillaman and Putnam as directors at the 2016 Annual Meeting.

            Mr. Gilliam was elected to our board of directors in February 2015 pursuant to an agreement dated February 12, 2015 with Hale Partnership Fund, LP, Talanta Fund, L.P. and related parties which had nominated two candidates for election to our board of directors at the 2015 Annual Meeting.  Under this agreement, these parties withdrew their nominations and agreed, among other things, to vote in favor of the election of Messrs. Haley and Lapey as directors at the 2015 Annual Meeting.

Nominee for Election for Three-Year Term Ending 2020

Steven A. Hale II, 33, is the founder of Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships.  Mr. Hale has held his position since 2010.  From 2007 to 2010, prior to founding Hale Partnership Capital Management, LLC, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries.  From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities.

Jeffrey S. Gilliam, 59, has been a director since February 2015 and his present term will end in 2017.  Mr. Gilliam has served as managing member of Willow Oak Advisory Group, LLC, a provider of business advisory services since January 2016. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016.  Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems,  as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

Directors Whose Terms Do Not Expire this Year

Glenn Prillaman, 46, has been a director since February 2010.  Mr. Glenn Prillaman has been President and Chief Executive Officer since February 2010 and was President and Chief Operating Officer from August 2009 until February 2010. He was Executive Vice President — Marketing and Sales from September 2008 until August 2009. He held the position of Senior Vice President — Marketing and Sales since September 2006 and was our Senior Vice President — Marketing/Sales — Young America® from August 2003 to September 2006. Mr. Prillaman held various management positions in product development from June 1999 to August 2003. Prior to this Mr. Prillaman represented the company as a sales agent from 1993 to 1996.

            Justyn R. Putnam, 36, has been a director since January 2016. Mr. Putnam is the Managing Member of the Talanta Investment Group, LLC, an asset management firm focusing investment on smaller publicly traded companies and utilizing intense fundamental research and a long-term investment horizon.  Mr. Putnam has held this position since 2009.  Prior to joining Talanta Investment Group, Mr. Putnam was employed by GAMCO Investors, Inc. as a research analyst specializing in public company valuation from 2006 to 2009.  From 2002 to 2005, Mr. Putnam was founder and CEO of Putnam Construction Corporation, a North Carolina real estate development company.

            Michael P. Haley, 66, has been a director since April 2003 and served as chairman of board of directors from January 2011 until October 2015.  His present term will end in 2018.  Mr. Haley served as an advisor to Fenway Partners, LLC, a private equity investment firm, from April 2006 and as managing director of its affiliate, Fenway Resources, from March 2008, respectively, until June 2015.  Mr. Haley held the position of president and CEO of MW Manufacturers Inc., a subsidiary of Ply Gem Industries, a producer of window, door and siding products for the residential construction industry, from June 2001 until January 2005 and served as its chairman from January 2005 until June 2005.  From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc.  During this time, he also served as executive vice president of LADD Furniture, Inc.  From 1988 to 1994, Mr. Haley was president of Loewenstein Furniture Group.  Mr. Haley is also a director of LifePoint Hospitals, Inc., American National Bankshares, Inc. and Ply Gem Holdings, Inc.

            John D. “Ian” Lapey, 50, has been a director since October 2014 and has served as chairman of the board since October 2015.  His present term will end in 2018.  Mr. Lapey has been a Research Analyst and Partner at Moerus Capital Management LLC since November 2016. Previously he has served as President of LongCap Investment Management LLC, a registered investment adviser, from August 2015 until October 2016 and portfolio manager of the LongCap Value Fund from November 2015 until July 2016.  Mr. Lapey was a private investor from June 2014 until August 2015 and previously was a portfolio manager and investment committee member with Third Avenue Management, LLC, a value-driven investment firm, until June 2014.  Prior to joining Third Avenue Management, LLC in 2001, Mr. Lapey served as an equity analyst focusing on housing and furniture with Credit Suisse First Boston from 1998 until 2001 and Salomon Brothers from 1997 until 1998.

CORPORATE GOVERNANCE

Board and Board Committee Information

            Our board of directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Prillaman who serves as our President and Chief Executive Officer.

The full board of directors met 25 times during 2016.  Each incumbent director attended at least 75% of the total 2016 board meetings and committee meetings held during periods that he was a member of the board or such committees.  Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders.  All directors, other than Mr. Hale who joined the board in January 2017, attended the 2016 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee.  Each of these committees has a written charter, current copies of which can be found at our website, www.stanleyfurniture.com.

Audit Committee. The audit committee presently consists of Messrs. Gilliam, Haley, Lapey, McIlhenny and Putnam.  Our board has determined that all of the members of the audit committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market.  Our board has also determined that Messrs. Gilliam, Haley, Lapey and Putnam are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission.  The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting.  The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met six times during 2016.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. McIlhenny, Gilliam, Hale, Haley, Lapey and Putnam, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors.  All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The compensation and benefits committee met six times during 2016.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Haley, Hale, Gilliam, Lapey, McIlhenny and Putnam, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation.  All of the members of the corporate governance and nominating committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The corporate governance and nominating committee met three times during 2016.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

            Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee.  Our board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and stockholders.  Our current chairman is an independent, non-employee director.  The board believes that, at the current time, this structure is best for the company as it allows our chief executive officer to focus on the company's strategy, business and operations, while enabling our chairman to assist with board matters and serve as a liaison between the board and the company's management.   The board also believes that this leadership structure aids in the board's oversight of risk and strengthens risk management.

Risk Management

            Our board has an active role, as a whole and also through its committees, in overseeing management of our risks.  We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively.  This assessment is reviewed with the audit committee.  Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each.  In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Director Compensation

Our board of directors approved the following policy for 2016 compensation of non-employee directors:

(i)     each non-employee director, other than the Chairman of the Board, received annual cash compensation in the amount of $30,000,

(ii)    each non-employee director, other than the chairman of the board, received an annual stock grant to acquire a number of shares with a fair value of $15,000 which a director may elect to receive as restricted stock or non-qualified stock options in such proportions as the director may designate  (the annual grant is made as of the Annual Meeting of Stockholders with restricted stock vesting upon completion of the director’s then current term and options having a seven-year term and vesting after one year), and

(iii)   the chairman of the board received annual cash compensation in the amount of $35,000 and an annual stock grant to acquire a number of shares with a fair value of $20,000 (the annual grant is made as of the Annual Meeting of Stockholders and is otherwise on the same terms as the annual stock grant for the other non-employee directors).

Each non-employee director elected to receive the 2016 stock grant in the form of restricted stock. The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies in the furniture industry. In addition, the corporate governance and nominating committee periodically reviews director compensation and benefits with the compensation consultant for the committee. Our board of directors approves director compensation. Pursuant to the agreement under which he was elected to our board, Mr. Hale has agreed to serve as a director without compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2016.  Mr. Dascoli’s term ended at the 2016 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

		Stock Awards ($) (1)
Name	Fees Earned or Paid in Cash ($)		Total ($)
D. PAUL DASCOLI	11,452	0	11,452
JEFFREY S. GILLIAM	30,000	15,000	45,000
MICHAEL P. HALEY	30,000	15,000	45,000
JOHN D. LAPEY	35,000	20,000	55,000
T. SCOTT MCILHENNY, JR.	30,000	15,000	45,000
JUSTYN R. PUTNAM	29,516	15,000	44,516
_______________
(1) The number of stock options (shares) and restricted shares outstanding at December 31, 2016 for each of our directors in the above table is as follows:

	Stock Options	Restricted Shares

D. Paul Dascoli	10,306	--
Jeffery S. Gilliam	--	11,081
Michael P. Haley	44,371	12,743
John D. Lapey	--	13,113
T. Scott McIlhenny, Jr.	39,218	21,872
Justyn R. Putnam	--	6,098

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)     the name and address of the stockholder who intends to make the nomination;

(ii)    a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)   a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)  such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)    the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them.  Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, Stanley Furniture Company, 200 North Hamilton Street, No. 200 High Point, North Carolina 27260.

Review of Transactions with Related Persons

            Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission.  Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions.  There were no such transactions in 2015 or 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements.

EXECUTIVE COMPENSATION

Executive Compensation Program

We intend for our straight-forward executive compensation program to provide appropriate compensation that is closely tied to our financial results. The program has only three major components: salary, annual bonus and equity awards. The program provides executives with a significant opportunity for variable compensation dependent on our performance. The compensation program’s overall objective is to enable us to attract and retain the services of highly-skilled executives who can perform multiple roles on our lean management team. The program seeks to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

Our executive compensation program is administered by the compensation and benefits committee of our board of directors.

Salary.  Mr. Prillaman’s 2016 salary was $255,000 and Mr. Wimmer’s 2016 salary was $150,000, representing an increase from their reduced 2015 salaries of $240,000 and $144,000, respectively, effective April 1, 2015.  From January 1, 2015 until March 31, 2015, the 2015 salary for Mr. Prillaman was maintained at the same level as in effect since the end of 2010, and the 2015 salary for Ms. Wimmer was maintained at the same level as set in August 2014 when she became our principal financial officer. On April 6, 2015, the compensation and benefits committee approved a 25% reduction in the 2015 base salary of Mr. Prillaman (reducing base salary from $320,000 to $240,000) and a 20% reduction in the 2015 base salary for Ms. Wimmer (reducing base salary from $180,000 to $144,000), in each case effective April 1, 2015.

Annual Bonus. The 2016 bonus plan was established based on net income as the sole performance measure. For purposes of the 2016 bonus plan, net income excludes from income amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China and the financial effects of restructuring operations. Each executive’s bonus target is set at a percentage of the executive’s base salary.  An executive is eligible to earn his or her bonus target if the company achieves its net income goal for the year (referred to as achieving the “plan”). A smaller bonus is paid for net income performance between a threshold net income goal and the plan.  A larger bonus (up to a pre-established maximum) is paid for performance in excess of plan. No bonus is paid if the Company’s net income for the year fails to meet the threshold goal. For 2016, Mr. Prillaman and Ms. Wimmer had a plan bonus of 65% and 22.8% of their respective salaries and a maximum bonus of 150% and 53% of their respective salaries. Mr. Prillaman and Ms. Wimmer did not receive a bonus under the 2016 bonus plan as the threshold was not met.  The compensation and benefits committee may provide for discretionary bonuses outside of the annual bonus plan, but did not award any discretionary bonuses for fiscal 2016 and has awarded discretionary bonuses only once since bonuses were last paid under the annual bonus plan in 2005.

Long-Term Incentives. In January 2015 and January 2016, the compensation and benefits committee awarded performance-vested restricted stock to the named executive officers, with the number of shares subject to each award determined by dividing a percentage of each named executive officer’s base salary by the closing price per share on the grant date.

2015 Awards. For the awards made in January 2015, the percentage of base salary was 88% for Mr. Prillaman and 15% for Ms. Wimmer.  One third of the restricted stock vests if the company’s annual earnings per share (EPS) for either 2015 or 2016 exceed a certain amount. An additional one third of the restricted stock vests if EPS exceeds a higher amount in either 2016 or 2017, and the final one third vests if EPS exceeds a still higher amount in either 2017 or 2018. Any portion of the restricted stock that has not vested based on achievement of the annual EPS goals described above may still vest following the end of 2018 if total combined EPS for 2015 through 2018 equal or exceeds the sum of the annual EPS goals for 2015/2016, 2016/2017 and 2017/2018, and if total combined EPS for 2017 and 2018 exceeds a specified amount.  In addition, the restricted stock vests upon a named executive officer’s termination of employment due to death or disability or upon the occurrence of a change of control of the company. Dividends are paid on the restricted stock only if and to the extent the underlying shares become vested. The annual EPS goal for 2015 and 2016 was not achieved for 2015 or 2016.

2016 Awards.  For the awards made In January 2016, the percentage of base salary was 110% for Mr. Prillaman and 15% for Ms. Wimmer.  One third of the restricted stock vests if the company’s annual earnings per share (EPS) for either 2016 or 2017 exceed a certain amount. An additional one third of the restricted stock vests if EPS exceeds a higher amount in either 2017 or 2018, and the final one third vests if EPS exceeds a still higher amount in either 2018 or 2019. Any portion of the restricted stock that has not vested based on achievement of the annual EPS goals described above may still vest following the end of 2019 if total combined EPS for 2016 through 2019 equal or exceeds the sum of the annual EPS goals for 2016/2017, 2017/2018 and 2018/2019, and if total combined EPS for 2018 and 2019 exceeds a specified amount.  In addition, the restricted stock vests upon a named executive officer’s termination of employment due to death or disability or upon the occurrence of a change of control of the company. Dividends are paid on the restricted stock only if and to the extent the underlying shares become vested. The annual EPS goal for 2016 and 2017 was not achieved for 2016.

We target an average annual “burn rate” of no more than 3.5% over a three-year period for awards under our equity plans.  We define “burn rate” as the number of shares subject to equity awards issued in a year as a percentage of our weighted average shares outstanding.  The 2016 equity awards for executives and key employees with the regular grants to directors in 2016 produced an annualized burn rate of approximately 1.6%.

Summary Compensation Table

The following table sets forth compensation received by Glenn Prillaman, our President and Chief Executive Officer (principal executive officer) and Anita Wimmer, our Vice President – Finance/Corporate Controller (principal financial officer since August 11, 2014) (collectively, the “Named Executive Officers”), for the years ended December 31, 2016 and 2015.

Summary Compensation Table
		Salary ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Name and Principal Position	Year		Bonus ($)

GLENN PRILLAMAN,	2016	255,000	—	281,601	—	—	—	536,601
President and Chief Executive Officer	2015	260,003	—	278,626	—	—	—	538,629

ANITA WIMMER,	2016	150,000	—	22,501	—	—	—	172,501
Vice President – Finance/Corporate Controller	2015	153,000	—	26,715	—	—	—	179,715

___________

(1)     The stock awards for 2016 are valued under the assumptions contained in Note 5 to our Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2016 FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable			Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)

			Option Exercise Price ($)	Option Expiration Date
Name
GLENN PRILLAMAN,
President and Chief Executive Officer	30,000		10.77	12/04/2017	62,827 (1)	58,743	99,155 (3)	92,710
	50,000		9.22	09/24/2018			107,893 (4)	100,880
	100,000		8.64	04/16/2019
	200,000		3.20	12/09/2020
	89,833		3.07	12/08/2021
	107,865		4.45	12/19/2022
ANITA WIMMER,
Vice President – Finance/Corporate Controller	3,000		10.77	12/04/2017	5,530 (1)	5,171	9,507 (3)	8,889
	10,000		9.22	09/24/2018			8,621 (4)	8,061
	20,000		8.64	04/16/2019
	50,000		3.20	12/09/2020
	12,867		3.07	12/08/2021
	9,270		4.45	12/19/2022

____________

(1)    Represents the time-vested portion of the 2014 restricted stock awards, which constituted 50% of the total award for each named executive officer.  The time-vested restricted stock will cliff vest on the fourth anniversary of the grant date, i.e. January 14, 2018.

(2)    Based on the closing price per share of the company’s stock of $0.935 on December 31, 2016.

(3)    Represents the 2015 restricted stock awards, which will vest as described on page 8 of this proxy statement.

(4)    Represents the 2016 restricted stock awards, which will vest as described on page 9 of this proxy statement.

Retirement Plans

            Our named executive officers participate in the company’s 401(k) plan on the same basis as our employees generally. We do not maintain any supplemental retirement plans or other similar executive retirement programs for our named executive officers.

Change of Control Arrangements

Mr. Prillaman

We have a change in control protection agreement with Mr. Prillaman.  During the two years after a change in control (as defined in this change in control protection agreement), Mr. Prillaman is entitled to receive severance pay if his employment is terminated other than for cause (as defined in this change in control protection agreement) or if he terminates his employment for good reason which generally is defined to exist if:

(i) there is a material reduction in his base salary,

(ii) his authority, duties or responsibilities are materially reduced,

(iii) he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or our ultimate parent following a change in control,

(iv) his place of employment is relocated further than 50 miles from his current place of employment, or

(v) any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Mr. Prillaman’s employment is terminated in the circumstances described in the preceding sentence, he is entitled to receive the following severance payments:

(i) three times base salary paid in a lump sum at termination,

(ii) three times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii) a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv) vesting in the outstanding stock awards that would have vested in the next three years.

If the total payments to Mr. Prillaman in connection with a change in control exceed the threshold at which such payments would become subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments under the change in control protection agreement are reduced until the total payments are below such threshold, unless the total payments without such reduction and after paying the Section 4999 excise tax would exceed such reduced amount.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

Anita W. Wimmer

We also have a change in control protection agreement with Ms. Wimmer.  During the two years after a change in control (as defined in the change in control protection agreement), Ms. Wimmer is entitled to receive severance pay if her employment is terminated other than for cause (as defined in the change in control protection agreement) or if she terminates her employment for good reason which generally is defined to exist if:

(i)  there is a material reduction in her base salary,

(ii)  her authority, duties or responsibilities are materially reduced,

(iii)  she is required to report to a corporate officer or employee instead of reporting directly to the chief executive officer,

(iv)  her place of employment is relocated further than 50 miles from her current place of employment, or

(v)  any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Ms. Wimmer’s employment is terminated in the circumstances described in the preceding sentence, she is entitled to receive the following severance payments:

(i)  two times base salary paid in a lump sum at termination,

(ii)  two times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii)  a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv)  vesting in the outstanding stock awards that would have vested in the next two years.

If the total payments to Ms. Wimmer in connection with a change in control exceed the threshold at which such payments would become subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments under the change in control protection agreement are reduced until the total payments are below such threshold, unless the total payments without such reduction and after paying the Section 4999 excise tax would exceed such reduced amount.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2016 and without regard to any potential reduction to avoid taxes under Section 4999 of the Internal Revenue Code as described above.

Termination Other Than For Cause After Change in Control; Termination for Good Reason After Change in Control($)

Name
Glenn Prillaman	765,000
Anita W. Wimmer	300,000

Mr. Prillaman and Ms. Wimmer have received option grants and restricted stock grants under our 2012 Incentive Compensation Plan that have not yet vested. On a change of control, or on death or disability, all outstanding option grants and all unvested stock grants would become fully vested.  See “Outstanding Equity Awards at Fiscal Year End Table” for a summary of outstanding option grants at December 31, 2016.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation”, including tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

Our board of directors has adopted a policy for an annual “say-on-pay” advisory vote. In accordance with this policy, stockholders are asked to approve the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed under “Executive Compensation”, including the tabular disclosures and other narrative executive compensation disclosures in the proxy statement for the 2017 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

Our compensation and benefits committee and our board of directors has created a compensation program designed to obtain and retain the services of highly-skilled executives who can perform multiple roles in our lean management team and to provide incentives linked to achievement of important financial goals and our stock price in order to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

Our board of directors urges stockholders to read the “Executive Compensation Program” beginning on page 8 of this proxy statement, which describes our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 9 through 12, which provide detailed information on the compensation of our named executive officers. The board of directors and the compensation and benefits committee believe that our executive compensation program is effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies.

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the board of directors or the compensation and benefits committee to take any action regarding the company’s executive compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address stockholder approval or disapproval remains with the board of directors and the compensation and benefits committee.

Our board of directors believes that the compensation and benefits committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the company and its stockholders.

Our board of directors values the opinions of the company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. The shares represented by proxy will be voted as specified by the stockholder.  If a stockholder does not specify a choice, the shares will be voted in favor of the advisory resolution approving the compensation paid to certain executive officers.

Our board of directors believes that approval of the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the compensation paid to certain executive officers.

ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES (SAY-ON-FREQUENCY)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years we are required to submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation described above will occur every one, two, or three years.

After careful consideration, our board of directors has determined that holding an annual advisory vote on executive compensation is the most appropriate policy for our company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every ONE year. Our board of directors believes an annual advisory vote is appropriate because the compensation and benefits committee evaluates and approves incentive compensation of our named executive officers on an annual basis. Additionally, an annual advisory vote promotes corporate transparency, and gives stockholders the opportunity to provide frequent direct input on compensation matters.

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the board’s recommendation.

Effect of Proposal

The frequency vote is non-binding. Stockholder approval of a one, two, or three-year frequency vote will not require us to implement an advisory vote on executive compensation every one, two, or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the board of directors and/or its committees.

The board of directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our board of directors and our compensation and benefits committee will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes. If a stockholder does not specify a choice, the shares will be voted in favor of an advisory vote approving the compensation paid to certain executive officers every year.

Our board of directors believes that an advisory vote each year on the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” a frequency of one year.

APPROVAL OF THE STANLEY FURNITURE COMPANY, INC.

RIGHTS AGREEMENT

            On December 5, 2016, we entered into a Rights Agreement in an effort to protect against a possible limitation on our ability to use our net operating loss carryforwards (“NOLs”).  As of December 31, 2016, we had federal NOLs of approximately $20.6 million.  Our board of directors unanimously recommends that stockholders vote “FOR” approval of the Rights Agreement.

Background and Reasons for the Proposal

            Our board of directors approved the Rights Agreement in an effort to protect against a possible limitation on our ability to use our NOLs.  Our federal NOLs totaled approximately $20.6 million as of December 31, 2016.  We may utilize these NOLs in certain circumstances to offset future U.S. taxable income and reduce its U.S. federal income tax liability, which may arise even if we incur an accounting loss in a given period for reporting purposes.

Our ability to utilize our NOLs, however, could be substantially limited if an “ownership change,” as defined under Section 382 of the Internal Revenue Code (“Code”), occurred.  In general, an ownership change would occur if and when the percentage of ownership of our common stock, by one or more “5-percent shareholders” (as defined under Code Section 382) has increased by more than 50 percentage points over their lowest ownership percentage at any time during the prior three years (calculated on a rolling basis).  These provisions can be triggered not only by merger and acquisition activity but by trading as well.  The Rights Agreement is designed to deter trading that would result in an ownership change that could lead to the loss of the NOLs and a resulting reduction in our company’s value.

In connection with the approving the Rights Agreement, our board authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of our common stock to stockholders of record as of the close of business on December 15, 2016.  In general, the Rights will work to impose a significant penalty upon any person or group which becomes the beneficial owner of 4.9% or more of our outstanding common stock or upon any 4.9% or greater holder which becomes the beneficial owner of an additional 1% or more of our outstanding common stock.  There is no guarantee, however, that the Rights Agreement will prevent us from experiencing an ownership change and, therefore, having a limitation on its ability to utilize our NOLs.

Description of the Rights Agreement

            The following description of the Rights Agreement is qualified in its entirety by reference to the text of the Rights Agreement, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 6, 2016, and amended by Amendment No. 1 thereto dated as of January 30, 2016, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 31, 2016, each of which is available on the SEC’s web site (www.sec.gov) and our web site (www.stanleyfurniture.com).  Please read the Rights Agreement and Amendment No. 1 thereto in their entirety as the discussion below is only a summary.

The Rights. Until the Separation Time (as defined below), each Right will be evidenced by either the registration of the associated share of our common stock on our stock transfer books or the certificate for the associated share of our common stock and may only be transferred with the associated share of our common stock.  Following the Separation Time, separate certificates evidencing the Rights will be delivered to holders of record of our common stock as of the Separation Time and the Rights may be transferred independent of our common stock.

Holders’ Rights as Stockholders.  The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of our company, including, without limitation, the right to vote or to receive dividends.

Exercisability of the Rights.  The Rights are not exercisable until the close of business on the earlier of (i) the tenth business day (subject to adjustment by our board) after the date on which any person commences a tender or exchange offer that, if consummated, would result in such person becoming an Acquiring Person (as defined in the Rights Agreement) (provided that if any tender or exchange offer is cancelled, terminated or otherwise withdrawn prior to the close of business on the tenth business day following its commencement without the purchase of any shares of our common stock, such offer shall be deemed, for these purposes, to never have been made) and (ii) the next business day after the first date of public announcement by us or by an Acquiring Person that a person has become an Acquiring Person (such date being the “Stock Acquisition Announcement Date” and the close of business on the earlier of (i) or (ii) being the “Separation Time”).  On or after the Separation Time and prior to the Expiration Time (as defined below), the Rights will be exercisable and each Right will entitle the holder thereof to purchase from us for $8.00 (the “Exercise Price”) one one-thousandth of a share of our Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Flip-In Event.  In the event that a person becomes an Acquiring Person, each Right, other than those beneficially owned by the Acquiring Person which shall become null and void, will as of such date (the “Flip-in Date”) constitute the right to purchase from us for the Exercise Price shares of our common stock having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the Exercise Price.

Terms of the Preferred Stock.  The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each one one-thousandth of a share of Preferred Stock is the economic and voting equivalent of one whole share of our common stock.  In addition, the Preferred Stock has certain minimum dividend and liquidation rights, which are set out in the form of Certificate of Designation of Series A Participating Preferred Stock attached as Exhibit B to the Rights Agreement.

Exchange.  Our board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of our common stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights beneficially owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) for shares of our common stock at an exchange ratio of one share of our common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the “Exchange Ratio”).  Immediately upon such action by our board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of our common stock equal to the Exchange Ratio.

Substitution.  Whenever we shall become obligated, as described in the preceding paragraphs, to issue shares of our common stock upon exercise of or in exchange for Rights, we, at our option, may substitute therefor shares of Preferred Stock, at a ratio of one one-thousandth of a share of Preferred Stock for each share of our common stock so issuable, or, subject to certain conditions, other debt or equity securities.

Exempt Persons.  Any person desiring to engage in an acquisition of our common stock that, if consummated, might cause such person to become an Acquiring Person may request that our board exempt such acquisition from the provisions of the Rights Agreement such that the person would not be deemed to be an Acquiring Person.  Our board may grant any such request if it determines, in its sole discretion, that the acquisition (i) does not (x) create a significant risk of material adverse tax consequences to us or (y) constitute an event of default under our credit facility or (ii) is otherwise in our best interest.  In connection with the agreement pursuant to which Steven A. Hale II was elected to our board, our board amended the Rights Agreement to permit Hale Partnership Fund, L.P. and related parties to purchase up to an additional 8% of our outstanding common stock without becoming an Acquiring Person provided that such purchases are made in compliance with our insider trading policy and applicable securities laws.  Our board has also granted an exemption from the provisions of the Rights Agreement to (i) the Talanta Fund, L.P. to purchase up to an additional 5% of our outstanding common stock and (ii) John D. “Ian” Lapey to purchase up to an additional 3% of our common stock, in each case provided that such purchases are in compliance with our insider trading policy and applicable securities laws.  Justyn R. Putnam, one of our directors, is the managing member of the general partner of Talanta Fund, L.P.  Mr. Lapey is Chairman of our board of directors.

Redemption.  Our board may, at its option and at any time prior to a Flip-in Date, redeem all (but not less than all) of the then outstanding rights at a price of $0.0001 per Right (the “Redemption Price”).  Immediately upon the action of our board electing to redeem the Rights, and without any further action or notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held.

Anti-Dilution Adjustments.  The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision or a combination into a smaller number of shares of, our common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for our common stock.

Supplements and Amendments.   The Rights Agreement may be supplemented or amended without the approval of holders of the Rights at any time and in any respect prior to the Flip-in Date.  Subsequent to the Flip-in Date, the Rights Agreement may only be supplemented or amended in certain limited circumstances as specified in the Rights Agreement.

Expiration.  The Rights and the Rights Agreement will expire on the earliest of (i) the Exchange Time, (ii) the date on which the Rights are redeemed as described above, (iii) the close of business on the day after our 2017 Annual Meeting of Stockholders unless our stockholders approve the Rights Agreement, (iv) the close of business on December 5, 2019, and (iv) the time at which our board determines, in its sole discretion, that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which we could use the NOLs, or materially impair the amount of the NOLs that could be used by us in any particular time period, for applicable tax purposes (in any such case, the “Expiration Time”).

Certain Considerations Related to the Rights Agreement

            Our board of directors believes that attempting to protect our NOLs as is in our company’s and our stockholders’ best interests.  However, we cannot eliminate the possibility that an ownership change will occur even if the Rights Agreement is approved.  Please consider the items below when making your decision.

Future Use of the NOLs is Uncertain.  Our use of the NOLs depends on our ability to generate taxable income in the future.  There can be no assurance that we will have taxable income in any applicable period, or if we do, that we will have NOLs in an amount equal to our taxable income.

Potential Challenge to the NOLs.  The IRS has not audited or otherwise validated the amount of our NOLs.  The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce future taxable income.  In addition, the complexity of Code Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred.  Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLS even if the Rights Agreement is in place.

Potential Effects on Liquidity.  The Rights Agreement will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations.  Further, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such shares.  In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Rights Agreement upon actions taken by persons related to, or affiliated with, such stockholder.

Potential Anti-Takeover Impact.  The reason our board approved the Rights Agreement is to protect our ability to use our NOLs.  The Rights Agreement is not intended to prevent a takeover of our company.  Because our board can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by our board.  However, the Rights Agreement could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than a 4.9% of our common stock and the ability of persons, entities or groups now owning more than 4.9% of our common stock to acquire additional shares of our common stock without the approval of our board.  Consequently, the Rights Agreement may discourage or make more difficult, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE STANLEY FURNITURE COMPANY, INC.  2012 INCENTIVE COMPENSATION PLAN

We are seeking your approval of the material terms of the performance goals under the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan (the “Plan”), as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Section 162(m) generally imposes a $1 million federal income tax deduction limit on annual compensation that we pay to our Chief Executive Officer and certain other executive officers, unless the compensation qualifies for an exemption. One such exemption is the “performance-based compensation” exemption, which generally exempts compensation that is earned based on the achievement of objective performance goals and which meets certain other requirements. One such requirement is that the material terms of the performance goals under which the performance-based compensation may be paid must be approved by our stockholders every five years. The last approval by our stockholders of the material terms of the performance goals under the Plan occurred in 2012.

We are not making any amendments or modifications to the Plan at this time. We are asking you to re-approve the same material terms of the performance goals under the Plan that our stockholders previously approved at our 2012 annual meeting of stockholders. The material terms of the performance goals under the Plan that we are seeking your approval of are:

•         the employees eligible to receive compensation (all present and future employees of Stanley Furniture);

•         a description of the business criteria on which the performance goals are based (see list of business criteria under Types of Awards—Performance Grants below); and

•         the maximum amount of compensation that could be paid to any covered employee (200,000 shares per year for awards denominated in stock or $2,000,000 per year for awards denominated in cash).

            If you approve this proposal, it will allow us to continue to be able to grant awards under the Plan that are exempt from the deduction limit under Section 162(m). If you do not approve this proposal, it will not affect our ability to continue to grant awards under the Plan; however, any future awards we granted under the Plan would be subject to the deduction limit under Section 162(m).

This summary is qualified in its entirety by reference to the Plan, which is attached to this proxy statement as Appendix A.

Our board of directors believes that approval of the material terms of the performance goals under the Plan is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the material terms of the performance goals under the Plan.

Eligibility and Administration

All present and future employees of Stanley Furniture, directors who are not employees and service providers other than employees or directors are eligible to receive awards under the Plan. We estimate that we have approximately 70 employees, six non-employee directors and approximately 60 other service providers who may be eligible for incentive awards.

The Plan will be administered by the compensation and benefits committee of our board of directors with respect to awards to our employees and other service providers (other than non-employee directors) and by the full board of directors, excluding any members of the board who are employees, with respect to awards for non-employee directors. The committee or the board, as the case may be, has the power and complete discretion to select service providers to receive awards and to determine for each service provider the nature of the award and the terms and conditions of each award.

Amount of Stock Available for Awards

Under the Plan, 1.6 million shares of our common stock have been reserved for issuance. In addition, shares of our common stock that are available for issuance (i.e., not previously issued and not subject to outstanding awards) under the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan (the “Prior Plan”) as of the effective date of the Plan, as well as any shares subject to outstanding awards under the Prior Plan that expire, are forfeited, or otherwise terminate unexercised on or after the effective date of the Plan, may be subject to new awards under the Plan. The Prior Plan terminated upon stockholder approval of the Plan (although outstanding awards previously granted under the Prior Plan have continued in effect in accordance with their terms). As of March 21, 2017, approximately 292,291 shares have been issued under the Plan, approximately 538,297 shares are subject to currently outstanding awards under the Plan and approximately 1.5 million shares remain available for issuance (not subject to any currently outstanding award) under the Plan.

Shares issued under the Plan as or in settlement of restricted stock, performance grants, performance shares, RSUs or director shares will count against the share reserve as 1.75 shares for every share that is issued. Shares issued under option or SAR awards will count against the share reserve as one share for every share that is issued. If an award under the Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that award may be subjected to a new award under the Plan. Shares used to pay the exercise price of options or applicable withholding taxes under outstanding awards under the Plan or the Prior Plan may not be reused under the Plan. The maximum number of shares that can be issued under the Plan to any employee who is a “covered employee” for purposes of Internal Revenue Code Section 162(m) in any calendar year is 200,000, and the maximum annual cash payment that can be made to any such employee in any calendar year is $2,000,000.

Types of Awards

All service providers may receive shares of restricted stock, restricted stock units, stock options and stock appreciation rights under the Plan. In addition, service providers other than non-employee directors may receive performance grants or performance shares under the Plan, and service providers who are non-employee directors may receive director shares under the Plan.

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Performance Grants: Performance grants are cash-denominated awards that are subject to the achievement of pre-established performance goals and are administered to qualify as “performance-based compensation” for purposes of Section 162(m). Performance grants may only be granted to employees who are (or may become) “covered employees” for purposes of Section 162(m). Performance goals use objective and quantifiable performance criteria. The permissible performance measures are cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share; income from operations; income from operations to capital spending; free cash flow; net income; net sales; price per share of our common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; total return to shareholders; returns and allowances; or cost of total quality. Performance criteria may be measured with respect to our performance, any related company, any subsidiary, division, business unit thereof, or any individual, on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, or relative to a defined peer group of companies or an index or, where applicable, on a per-share basis.

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Performance Shares: Performance shares are awards denominated in shares or units of our common stock that are subject to the attainment of performance goals established by the committee, and which may be subject to additional service-based vesting after the end of the performance period. Performance shares may not be granted to non-employee directors. Performance shares may be paid or settled in shares of our common stock or the fair market value thereof in cash. The minimum performance period for any performance share award is one year (subject to accelerated vesting in the committee’s discretion on death, disability, retirement or the occurrence of a change in control).

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Restricted Stock: Restricted stock awards are shares of our common stock issued subject to service-based and/or performance-based restrictions on vesting and transferability. For service providers other than non-employee directors, the minimum vesting period for service-based restricted stock awards is three years and the minimum vesting period for performance-based restricted stock is one year, subject to accelerated vesting in the committee’s discretion on death, disability, retirement, or the occurrence of a change in control. Dividends paid on unvested restricted stock awards are either reinvested in additional shares of restricted stock (subject to the same underlying vesting conditions) or otherwise withheld until the restricted shares vest.

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Restricted Stock Units: Restricted stock units are rights to receive a share of our common stock (or the fair market value thereof in cash) upon the attainment of service- or performance-based vesting conditions. For service providers other than non-employee directors, the minimum vesting period for service-based restricted stock unit awards is three years and the minimum vesting period for performance-based restricted stock unit awards is one year, subject to accelerated vesting in the committee’s discretion on death, disability, retirement, or the occurrence of a change in control. Dividend equivalents may be paid on an unvested restricted stock unit award in the committee’s discretion, with any such dividend equivalents “reinvested” in additional restricted stock unit awards (subject to the same underlying vesting and payment conditions) or otherwise withheld until the restricted stock units vest and become payable.

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Stock Options: Stock options are rights to purchase shares of our common stock during a fixed period subject to a fixed exercise price. The Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options may only be granted to employees. The exercise price of either type of option may not be less than 100 percent of the fair market value per share of our common stock on the date the option is granted (110 percent for incentive stock options granted to certain employees who may own 10% or more of the outstanding common stock of the company or any of its subsidiaries). The maximum term of any option is eight years from the date of grant (five years for incentive stock options granted to certain employees who may own 10% or more of the outstanding common stock of the company or any of its subsidiaries). Options may not be repriced or exchanged while underwater for other awards or cash without the approval of our stockholders, except in connection with a stock split, merger or other similar corporate transaction as described below. No dividends or dividend equivalents may be paid or credited with respect to unexercised stock option awards.

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Stock Appreciation Rights: SARs are rights to receive the appreciation in value of a share of our common stock after the date of grant. SARs may be granted in tandem with stock options or as stand-alone awards. The exercise or base price of a SAR may not be less than 100 percent of the fair market value of our common stock on the date of grant. SARs have a maximum term of eight years from the date of grant. SARs may be paid or settled in the committee’s discretion in cash or shares of our common stock. Any SARs settled in shares will count against the Plan’s share reserve on a gross rather than net basis. SARs may not be repriced or exchanged while underwater for other awards or cash without the approval our stockholders, except in connection with a stock split, merger or other similar corporate transaction as described below. No dividends or dividend equivalents may be paid or credited with respect to unexercised SAR awards.

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Director Shares: Director shares are shares or units of our common stock that are immediately vested upon grant, but which generally may not be transferred (in the case of shares) or paid (in the case of units) until the director’s separation from service from the board. Director shares may only be granted to our non-employee directors. Director shares granted as units may be paid or settled in shares of our common stock or the fair market value thereof in cash.

Transferability of Awards

Awards under the Plan are generally nontransferable by the participant (other than in the case of the participant’s death, in accordance with the participant’s will and the laws of descent and distribution).

Adjustments

The number of shares that may be issued under the Plan and other material terms of the Plan and outstanding awards, including the number of shares subject to an outstanding award, the exercise price of outstanding options and SARs, the maximum number of shares that may be awarded to covered employees, and the performance goals to which outstanding awards are subject, will be proportionately adjusted in the event of a stock dividend, stock split, combination, recapitalization, merger, extraordinary dividend or other similar event affecting our common stock. In the event of certain change in control or other similar corporate transactions, if the successor entity does not agree to assume outstanding awards under the Plan, the committee may take such actions with respect to outstanding awards as it deems necessary or appropriate to preserve the intended benefits of the awards.

Amendment and Termination

Our board of directors may amend the Plan from time to time in such respects as it deems advisable and may terminate the Plan at any time. Unless sooner terminated by our board of directors, the Plan will terminate on January 31, 2022 (the tenth anniversary of adoption by our board of directors). No awards may be made under the Plan after its termination. Amendments to increase the total number of shares of our common stock reserved under the Plan or that otherwise constitute material changes to the Plan under applicable law or exchange listing standards require stockholder approval. Our board of directors generally must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, our board of directors may unilaterally amend the Plan and awards to ensure compliance with applicable laws and regulations or to effect an adjustment of the Plan or an award in the event of a recapitalization event or corporate transaction as described above.

Federal Income Tax Consequences

Generally, a participant (other than a director receiving director shares as described below) will not incur federal income tax when an award under the Plan is granted, unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to a restricted stock award.

If a service provider makes a valid election under Internal Revenue Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize compensation income equal to the fair market value of the stock subject to the award on the date of grant. If the participant is an employee, this income is subject to applicable tax withholding by us. The participant generally will not recognize any additional compensation income at the time the shares vest. Any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss. Otherwise, if the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time the shares vest. If the participant is an employee, this income is subject to applicable tax withholding by us. Any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss.

A non-employee director who receives a director share award in the form of nontransferable shares of our common stock will have taxable compensation income equal to the fair market value of the shares on the date of grant. The participant generally will not recognize any additional compensation income at the time the transfer restrictions lapse. Any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss.

Upon exercise or settlement of a nonstatutory stock option or SAR, a participant generally will recognize compensation income equal to the difference between the fair market value of a share of our common stock on the date of the exercise or settlement and the exercise price, multiplied by the number of options or SARs being exercised or settled. Generally, these amounts will be included in the participant’s gross income in the taxable year in which exercise or settlement occurs. If the participant is an employee, this income is subject to applicable tax withholding by us.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize compensation income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. Any additional profit will be capital gain.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of cash or shares of our common stock, or a combination of cash and stock. Usually when a participant delivers shares of our common stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the previously held stock, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period has not expired. In that case, the participant will recognize compensation income with respect to the delivered shares in accordance with the principles described above.

Ordinary income attributable to the receipt or purchase of shares of our common stock generally will increase the participant’s tax basis for purposes of determining gain or loss on the subsequent sale or exchange of the shares. Special rules apply to determine the basis of shares of our common stock purchased upon the exercise of an option by the delivery of previously owned shares.

Payment under a performance grant, performance share award, restricted stock unit award or director share award in the form of units of our common stock generally will be treated as compensation income to the participant at the time of payment. Income associated with any payment in the form of shares of our common stock will be equal to the fair market value of the shares on the payment date. If the participant is an employee, this income is subject to applicable tax withholding by us.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Internal Revenue Code Sections 162(m) and 280G) do not apply, we usually will be entitled to a business expense deduction at the time at and in the amount in which a participant recognizes ordinary compensation income in connection with an incentive award, as described above. We generally do not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise in violation of the holding period requirements.

The discussion above is subject to the general federal tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A (“Section 409A”). Section 409A applies to amounts deferred under a “nonqualified deferred compensation plan,” which may include certain types of awards granted under the Plan in certain circumstances. Generally, stock option, restricted stock and other awards under the Plan will be structured with the intent of qualifying for an exemption from, or alternatively complying with, Section 409A, but it is possible that certain awards may fail to comply with Section 409A under certain circumstances. If at any time a participant is in constructive receipt of an incentive award or receives the economic benefit of that award, or if at any time the Plan, any incentive award under the Plan, or any arrangement required to be aggregated with the Plan or any incentive award under the Plan fails to comply with the applicable requirements of Section 409A, then the participant may incur federal tax liabilities with respect to that award earlier than the times described above and (in the case of a violation of Section 409A) may owe additional income taxes on top of the participant’s ordinary income tax rate. A participant may also owe an excise tax with respect to an award under the Plan if and to the extent the vesting or payment of the award or acceleration thereof constitutes a golden parachute payment for purposes of Internal Revenue Code Section 4999.

This summary of Federal income tax consequences of awards under the Plan does not purport to be complete. There may also be state, local and foreign income or other taxes applicable to these transactions.

New Plan Benefits

Because any future benefits under the Plan will depend on the committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers, other employees or non-employee directors under the Plan in the future. During our 2016 fiscal year, we granted awards under the Plan to our Named Executive Officers as reported in the “Executive Compensation” section of this proxy statement and to our non-employee directors as reported in the “Corporate Governance - Director Compensation” in this proxy statement. During fiscal year 2016, we also granted awards under the Plan with respect to approximately 81,800 shares of our common stock (with an aggregate grant-date value of approximately $213,498) to our non-executive employees as a group.

As of April [●], 2017, the latest practicable date before the filing of this proxy statement, the closing price per share of our common stock was $[●].

Equity Compensation Plan Information

  The following table summarizes our equity compensation plans as of December 31, 2016:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by stockholders	1,129,582	$5.35	1,482,510

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 7, 2017, by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership	Percent of Class
Name
Solas Capital Management, LLC	2,481,548	(a)%
Hale Partnership Fund, L.P. and related parties	1,504,255	(b)%
Royce & Associates, LLC	1,105,703	(c)%
Glenn Prillaman	1,302,777	(d)%
Talanta Fund, L.P. and related parties	740,896	(e)%
Jeffrey S. Gilliam	16,081	(f) (n)
Steven A. Hale II	1,504,255	(g)%
Michael P. Haley	153,735	(h) (n)
John D. Lapey	459,150	(i)%
T. Scott McIlhenny, Jr.	90,157	(j) (n)
Justyn R. Putnam	746,994	(k)%
Anita W. Wimmer	150,393	(l) (n)
All directors and executive officers as a group (8 persons)	4,423,542	(m)%

_______________________

(a)   The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13D filed with the SEC on March 2, 2016 by Solas and its managing member, Frederick Tucker Golden (“Golden”).  The Schedule 13D indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares.  The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(b)   The beneficial ownership information reported is based upon the Schedule 13D filed with the SEC on February 9, 2017 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P., Clark – Hale Fund, L.P., and Steven A. Hale II. The Schedule 13D indicates that Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC and Steven A. Hale II each have shared voting and dispositive power over all of the reported shares; the Schedule 13D also indicates that Hale Partnership Fund, L.P. has shared voting and dispositive power over 1,241,100 shares, MGEN II – Hale Fund, L.P. has shared voting and dispositive over 82,055 shares, and Clark – Hale Fund, L.P. has shared voting and dispositive power over 181,100 shares. The principal business and principal office address for each of the aforementioned parties is 5960 Fairview Road, Suite 432, Charlotte, North Carolina 28210.

(c)    The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 18, 2017.  The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 1,105,703 shares.  The principal business address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(d)   Includes 577,698 shares which could be acquired through the exercise of stock options and 269,875 shares of restricted stock.  Also includes 25,000 shares held in a joint account with spouse.

(e)   The beneficial ownership information reported is based upon the Schedule 13D filed with the SEC on February 13, 2017 by Talanta Investment Group, LLC, Talanta Fund, L.P. and Justyn R. Putnam.  The Section 13D indicates that Talanta Investment Group, LLC, Talanta Fund, L.P. and Justyn R, Putnam each have shared voting and dispositive power over all of the reported shares. The business address of each of the Talanta Investment Group, LLC, Talanta Fund, L.P. and Justyn R. Putnam is 401 N. Tryon Street, 10th Floor, Charlotte, North Carolina 28202.

(f)    Includes 11,081 shares of restricted stock.

(g)   Includes 1,504,255 shares held by Hale Partnership Fund, L.P. over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Fund, L.P.’s general partner.

(h)   Includes 47,426 shares which could be acquired through the exercise of stock options and 12,743 shares of restricted stock.

(i)     Includes 13,113 shares of restricted stock.

(j)     Includes 42,273 shares which could be acquired through the exercise of stock options and 21,872 shares of restricted stock.

(k)    Includes 740,896 shares held by Talanta Fund, L.P. (the “Fund”) over which Mr. Putnam shares voting and dispositive power as a result of his service as managing member of the Fund’s general partner and includes 6,098 shares of restricted stock.

(l)     Includes 105,137 shares which could be acquired through the exercise of stock options and 23,658 shares of restricted stock.

(m)  Includes 772,534 shares which could be acquired through the exercise of stock options and 358,440 shares of restricted stock.

(n)   1% or less.

INDEPENDENT PUBLIC AUDITORS

Fees and Services

BDO USA, LLP (“BDO”) served as our independent public auditors for 2016 and 2015.  While we expect BDO to be selected as our independent public auditors for 2017, the audit committee will not make that selection until it completes its review of the engagement terms for the current year.

Representatives of BDO are expected to be present at the 2017 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, BDO for services to the Company in the fiscal years ended December 31, 2015 and December 31, 2016, all of which were pre-approved by the audit committee.

	2015	2016
Audit Fees	$294,967	$289,350
Audit-Related Fees	—	—
Tax Fees	—	24,500
All Other Fees	—	—
Total	$294,967	$313,850

Audit Fees.  Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose.  Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings.  In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee.  Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting.  Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting.  The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting.  The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants.  Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Auditing Standards No. 1301 (Communications with Audit Committees).  In addition, the audit committee has discussed with the independent accountants the accountant's independence from the company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board.  The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

Jeffrey S. Gilliam, Chairman

Michael P. Haley

John D. “Ian” Lapey

T. Scott McIlhenny, Jr.

Justyn R. Putnam

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

            Votes will be tabulated by one or more Inspectors of Elections. The say-on-pay advisory resolution approving the compensation paid to certain executives will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting.  For the advisory vote on the frequency on say-on-pay votes to be adopted, a majority of the shares of our outstanding common stock must be voted for a frequency of one, two or three years. The company will consider stockholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.  The approval of the Rights Agreement, the approval of the material terms of the performance goals under the Stanley Furniture, Inc. 2012 Incentive Compensation Plan, and any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter.  Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently.  With respect to the election of directors, the two nominees in the class which term ends in 2020 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum.  “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors or the say-on-pay vote, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares. Consequently, without your voting instructions on the election of directors, the say-on-pay vote, the frequency of the say-on-pay vote, the approval of the Rights Agreement, or the approval of the material terms of the performance goals under the Stanley Furniture, Inc. 2012 Incentive Compensation Plan, a “broker non-vote” will occur.

Internet Availability of Proxy Materials

            Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet.  Paper copies of the proxy materials are available to stockholders upon request.  We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2018 Annual Meeting

            Any stockholder desiring to present a proposal to the stockholders at the 2018 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such proposal to our secretary so that it is received at our principal executive offices on or before December 14, 2017.  All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.  Any stockholder desiring to present any other matter (other than the nomination of a director) in person before the 2018 Annual Meeting is required by our bylaws to notify our secretary in writing no later than the close of business on the 60th day prior to the one-year anniversary of the immediately preceding annual meeting.  For the 2018 Annual Meeting, written notice must be delivered no later than the close of business on March 26, 2018.  Any such notice must include the information required by Article II, Section 12 of our bylaws.

With respect to stockholder proposals that are not included in the proxy statement for the 2018 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2018 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after February 27, 2018.

By Order of the Board of Directors,

Anita W. Wimmer

Secretary

April 13, 2017

Appendix A

STANLEY FURNITURE COMPANY, INC.

2012 INCENTIVE COMPENSATION PLAN

1.         Purpose. The purpose of this Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan (the “Plan”) is to further the long term stability and financial success of Stanley Furniture Company, Inc. (the “Company”) and its Related Companies by attracting and retaining employees and other service providers through the use of cash and stock incentives. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees and service providers upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees and service providers under this Plan will strengthen their desire to remain with the Company and will further identify their interests with those of the Company’s shareholders.

The Plan replaces and supersedes the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan, effective as of April 15, 2008 (the “Prior Plan”). Upon approval of the Plan by the Company’s shareholders, no additional awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue in effect in accordance with their terms and the terms of the Prior Plan.

2.         Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)        “Act” means the Securities Exchange Act of 1934, as amended.

(b)        “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold with respect to any Incentive Award.

(c)        “Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(d)        “Board” means the board of directors of the Company.

(e)        “Change of Control” means an event described in (i), (ii), (iii), or (iv):

(i)         The acquisition by a Group of Beneficial Ownership of 35% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; or (B) any acquisition of common stock of the Company by management employees of the Company. “Group” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, “Beneficial Ownership” has the meaning in Rule 13d-3 promulgated under the Act, “Stock” means the then outstanding shares of common stock, and “Voting Power” means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

(ii)         Individuals who constitute the Board on the effective date of the Plan (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual’s initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

(iii)        Consummation of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

                             (iv)            A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

(f)         “Code” means the Internal Revenue Code of 1986, as amended.

(g)        “Committee” means, with respect to an Incentive Award granted or to be granted to a Participant other than an Outside Director, the Compensation and Benefits Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation and Benefits Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.  With respect to an Incentive Award granted or to be granted to an Outside Director, “Committee” means the Board, excluding any members of the Board who are Employees.

(h)        “Company” means Stanley Furniture Company, Inc.

(i)         “Company Stock” means the common stock of the Company, par value $.02 per share. In the event of a change in the capital structure of the Company (as provided in Section 18), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(j)         “Covered Employee” means an Employee who the Committee determines is or may become a covered employee within the meaning of Code section 162(m) during the performance period of a Performance Grant or other type of Incentive Award.

(k)        “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Option or SAR, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or SAR; (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option; or (iv) with respect to any Incentive Award, such future date on which the grant is to be effective as specified by the Committee.

(l)         “Director Share” means a share or unit of Company Stock granted to an Outside Director that is fully vested on the Date of Grant, but that is not transferable by or payable to the director until the director’s separation from service from the Board, as set forth in Section 12 below.

(m)       “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Treasury Regulations section 1.409A-3(i)(4) (or any successor provision). The Committee shall determine whether a Disability exists and the determination shall be conclusive.

(n)        “Effective Date” means the effective date of the Plan as set forth in Section 15 below.

(o)        “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p)        “Employer” means the Service Recipient with respect to an Employee.

(q)        “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(r)         “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Incentive Award.

(s)        “Incentive Award” means any Performance Grant, Performance Share, Option, SAR, share of Restricted Stock, Restricted Stock Unit or Director Share awarded under the Plan.

(t)         “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u)        “Non-Option Award” means an Incentive Award other than an Option or SAR.

(v)        “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w)        “Option” means a right to purchase Company Stock granted under Section 10 of the Plan.

(x)        “Outside Director” means any director of the Company who is not an Employee.

(y)        “Participant” means any Service Provider who receives an Incentive Award under the Plan.

(z)         “Performance Criteria” means, with respect to a Performance Grant or any other Incentive Award granted to a Covered Employee, the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures, either on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index or, where applicable, on a per-share basis: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share; income from operations; income from operations to capital spending; free cash flow; net income; net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; total return to shareholders; returns and allowances; or cost of total quality.  With respect to any Incentive Award granted to a Participant other than a Covered Employee, “Performance Criteria” means any measure or measures of performance established by the Committee.

(aa)       “Performance Goal” means, with respect to a Performance Grant or any other Incentive Award granted to a Covered Employee, an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.  With respect to an Incentive Award granted to a Participant other than a Covered Employee, “Performance Goal” means any goal or measurement established by the Committee, including subjective performance factors.

(bb)      “Performance Grant” means an award, denominated in cash, which entitles a Participant to receive a payment in cash or Company Stock based on the attainment of Performance Goals, as set forth in Section 6.

(cc)       “Performance Shares” means an award, denominated in shares or units of Company Stock, which entitled a Participant to receive shares of Company Stock or the Fair Market Value of such in cash upon the attainment of Performance Goals, as set forth in Section 7.

(dd)      “Plan” means this Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan, as it may be amended from time to time.

(ee)       “Plan Year” means the calendar year.

(ff)        “Prior Plan” means the Stanley Furniture, Inc. 2008 Incentive Compensation Plan, effective as of April 15, 2008.

(gg)      “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or SAR, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Treasury Regulations section 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(hh)       “Repricing” means, with respect to an Option or SAR, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Incentive Award or cash, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 18(b) below).

(ii)         “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(jj)         “Restricted Stock Unit” means a right to receive a share of Company Stock or the Fair Market Value thereof in cash, as set forth in Section 9 below.

(kk)       “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(ll)         “Service Provider” means an Employee, director, advisor, consultant or other natural person employed by or providing bona fide services to the Company or a Related Company.

(mm)     “Service Recipient” means, with respect to a Service Provider, the Company or the Related Company for which the Service Provider performs services.

(nn)       “Stock Appreciation Right” or “SAR” means a right to receive the excess, if any, of the Fair Market Value of a share of Company Stock at the time of exercise over the exercise or base price of the award, in cash or shares of Company Stock, as set forth in Section 11 below.

(oo)      “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(pp)      “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(qq)      “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

3.         General. The following types of Incentive Awards may be granted under the Plan: Performance Grants, Performance Shares, Options, SARs, shares of Restricted Stock, Restricted Stock Units, or Director Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.         Stock.

(a)        Reserve. Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate sum of (i) one million six hundred thousand (1,600,000) shares of Company Stock, which shall be authorized but unissued shares, plus (ii) any shares of Company Stock that, as of the Effective Date, are available for issuance under the Prior Plan (and that are not subject to outstanding awards under the Prior Plan as of the Effective Date), plus (iii) any shares of Company Stock subject to outstanding awards under the Prior Plan as of the Effective Date that subsequently expire, are forfeited or terminate unexercised.

(b)        Share Use. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or terminate unexercised may again be subjected to an Incentive Award under the Plan. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company Stock covered by an Incentive Award that is settled in cash shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.  For avoidance of doubt, shares of Company Stock subject to an outstanding award under the Prior Plan as of the Effective Date that that are tendered or exchanged by the recipient as full or partial payment of the exercise price under such award, or that are retained or withheld by the recipient’s employer in satisfaction of the recipient’s obligations to pay applicable withholding taxes with respect to such award, or that are not issued because such award is settled in cash, shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan, and the cash proceeds from any exercise of an outstanding option award under the Prior Plan as of the Effective Date shall not be used to repurchase shares on the open market for reuse under the Plan.

(c)        Acquired and Predecessor Entities.  Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards previously granted by an acquired or predecessor entity (or parent or subsidiary thereof) or obligations to grant future awards made or incurred by such acquired or predecessor entity (or parent or subsidiary thereof) in connection with the acquisition of such entity by the Company or any subsidiary or similar business transaction shall not reduce the maximum number of shares available for delivery under the Plan.

(d)        Plan Limits. All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. Shares issued in respect of any Non-Option Awards granted under the Plan shall be counted against the share reserve as 1.75 shares for every 1 share actually issued in connection with the award.  SARs settled in shares of Company Stock shall count against the authorized share reserve on a gross (rather than net) basis.  No more than two hundred thousand (200,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Covered Employee during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Covered Employee in any single Taxable Year shall not exceed two million dollars ($2,000,000).

5.         Eligibility.

(a)        All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 19, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b)        The grant of an Incentive Award shall not obligate the Company or any Related Company to pay a Service Provider any particular amount of remuneration, to continue the employment or services of the Service Provider after the grant or to make further grants to the Service Provider at any time thereafter.

6.         Performance Grants.

(a)        The Committee may make Performance Grants to eligible Covered Employees.  Outside Directors and other Service Providers of the Company (other than Covered Employees) shall not be eligible to receive Performance Grants.  Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the target and maximum amounts payable under the award, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b)        The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year.

(c)        The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion. Any Performance Grant shall be made not later than the earlier of (i) 90 days after the start of the period for which the Performance Grant relates and (ii) the completion of 25% of such period, at a time when achievement of the Performance Goals is substantially uncertain. The Committee may increase, but not decrease, the Performance Goals after the deadline set forth in the preceding sentence. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may provide for a Performance Grant to be payable at the target level (or other level as determined by the Committee in its discretion without regard to actual performance) prior to the attainment of a Performance Goal or Goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control.

(d)        The actual payments to a Participant under a Performance Grant will be calculated by measuring the achievement of the Performance Goals with respect to the Performance Criteria as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.  The Committee may not increase the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments unless otherwise provided in a Performance Grant.

(e)        Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.  The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

7.         Performance Shares

(a)        The Committee may grant Performance Shares to eligible Service Providers. Outside Directors shall not be eligible to receive Performance Shares.  The Grant Agreement for an award of Performance Shares shall state the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject, including the Performance Goals for the award, the Performance Criteria with respect to which achievement of the Performance Goals are measured, the weightings for the Performance Criteria, the target and maximum number of shares or units of Company Stock payable under the award, the applicable performance period, any additional service-based vesting restrictions to which the shares or units are subject after the end of the performance period, and any other terms and conditions determined by the Committee in its discretion. Performance Shares awarded to a Covered Employee shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m), in accordance with the applicable provisions of Section 6 relating to Performance Grants.

(b)        The Committee shall establish the Performance Goals to which each award of Performance Shares shall be subject. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, grant to grant and Plan Year to Plan Year. The Committee may increase or decrease any Performance Goal after the start of a performance period in its discretion.

(c)        The Committee shall establish for each award the number of shares or units of Company Stock payable at specified levels of performance, based on the Performance Goal(s) with respect to each Performance Criterion. The performance period with respect to an award shall be at least 12 consecutive months in length; provided, however, that the Committee may provide for accelerated vesting or payment of Performance Shares upon a Participant’s death, Disability, retirement or the occurrence of a Change in Control.  All determinations regarding the achievement of any Performance Goals will be made by the Committee.

(d)        The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the Performance Goal(s) with respect to the Performance Criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties. The Committee may increase the number of shares or units of Company Stock that would otherwise be payable upon achievement of the Performance Goal(s) and may reduce or eliminate the payments unless otherwise provided in the Grant Agreement. The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e)        A Participant shall have no rights as a shareholder until shares of Company Stock are issued under the award and all requirements with respect to the issuance of such shares have been satisfied.  A Participant shall not have any rights to receive dividends or dividend equivalents with respect to Performance Shares during the performance period.  Payment of any dividends or dividend equivalents with respect to share or units of Company Stock issued after the end of the Performance Period will be subject to Section 8(c) or 9(c) below, as applicable.

8.         Restricted Stock Awards.

(a)        The Committee may grant Restricted Stock to eligible Service Providers. The Grant Agreement for a Restricted Stock award shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(b)        The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions on the shares shall lapse. The terms and conditions may include the continued performance of services or the achievement of Performance Goals, or any combination thereof. The vesting period of an award of Restricted Stock to Employees or other Service Providers (other than Outside Directors) that vests based solely on service and the passage of time shall not be less than 36 consecutive months in length, and the vesting period of an award of Restricted Stock to any such Service Providers that vests based on the achievement of Performance Goals shall not be less than 12-consecutive months in length; provided that, in each case, the Committee may, in its discretion, provide for accelerated vesting as a result of the Disability, death, retirement of the Participant or the occurrence of a Change of Control. Restricted Stock awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 6 relating to Performance Grants.

(c)        Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions are paid and (ii) dividends or other distributions paid in cash shall automatically be reinvested in additional shares of Company Stock, based on the Fair Market Value of a share of Company Stock on the dividend payment date, with such reinvested shares subject to the same restrictions and other terms and conditions as the Restricted Stock with respect to which the dividends were paid.  Any certificates representing Restricted Stock shall be held by the Company until the restrictions lapse or the Company may hold such shares in uncertificated book entry form.  Upon request, the Participant shall provide the Company with appropriate stock powers endorsed in blank.

9.         Restricted Stock Units.

(a)        The Committee may grant Restricted Stock Units to eligible Service Providers.  The Grant Agreement for an award of Restricted Stock Units shall state the number of Restricted Stock Units granted, the performance- or service-based vesting conditions to which the award is subject, and any other terms and conditions determined by the Committee in its discretion.  Restricted Stock Units awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 6 relating to Performance Grants.

(b)        The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the units shall vest. The terms and conditions may include the continued performance of services or the achievement of Performance Goals, or any combination thereof. The vesting period of an award of Restricted Stock Units to Employees or other Service Providers (other than Outside Directors) that vests based solely on service and the passage of time shall not be less than 36-consecutive months in length, and the vesting period of an award of Restricted Stock Units to any such Service Providers that vests based on the achievement of Performance Goals shall not be less than 12-consecutive months in length; provided that, in each case, the Committee may, in its discretion, provide for accelerated vesting as a result of the Disability, death, retirement of the Participant or the occurrence of a Change of Control.

(c)        A Participant shall have no rights as a shareholder unless and until shares of Company Stock are issued under the award and all requirements with respect to the issuance of such shares have been satisfied.  The Committee may provide for the payment of dividend equivalents with respect to an award of Restricted Stock Units.  Unless otherwise provided in the Grant Agreement, (i) dividends equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be issued in the form of one additional Restricted Stock Unit for each share of Company Stock the Participant would have received had his or her Restricted Stock Units been outstanding shares of Company Stock as of the dividend record date, with each such additional Restricted Stock Unit subject to the same vesting and other conditions to which his or her original Restricted Stock Unit award is subject; and (ii) dividends equivalents with respect to dividends or other distributions paid in cash shall be issued in the form of additional Restricted Stock Units, with the number of such additional units determined by dividing the aggregate cash dividend amount the Participant would otherwise have received had his or her Restricted Stock Units been outstanding shares of Company Stock as of the dividend record date divided by the Fair Market Value of one share of Company Stock as of the divided record date (rounded down to the nearest whole unit), with each such additional Restricted Stock Unit subject to the same vesting and other conditions to which his or her original Restricted Stock Unit award is subject.

(d)        Restricted Stock Units may be paid in shares of Company Stock or cash (based on the Fair Market Value of Company Stock at the time of payment), or any combination thereof, or the Committee may reserve the right to determine the method of payment at the time of payment.  Unless otherwise provided in the Grant Agreement, Restricted Stock Units shall be paid within 2.5 months after the date on which the Restricted Stock Units vest.

10.        Stock Options.

(a)        The Committee may grant Options to eligible Service Providers. The Grant Agreement for an award of Options shall state the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.

(b)        The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 18. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)        Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)        Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(e)        Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (y) three months following the date of the Participant’s retirement or other termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(f)         Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(g)        A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.  Participants shall not be entitled to receive any dividends or dividend equivalents with respect to an Option award.

(h)        Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no shares of Company Stock shall be issued.

(i)         Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 10(i), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (i), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 18 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the eighth anniversary of the original Date of Grant.

(j)         Notwithstanding anything above or elsewhere in the Plan to the contrary, Repricing of Options is prohibited without the consent of the Company’s shareholders.

11.        Stock Appreciation Rights.

(a)        The Committee may grant SARs to eligible Service Providers. The Grant Agreement for an award of SARs shall state the number of shares for which SARs are granted, the exercise or base price per share, and the conditions to which the grant and exercise of the SARs are subject as determined by the Committee in its discretion.  SARs may be granted as a standalone award or in tandem with a grant of Options.

(b)        An award of SARs shall entitle a Participant, upon exercise, to receive the excess, if any, of the Fair Market Value of the Company Stock to which the award is subject on the date of exercise over the exercise or base price of the award.  The exercise or base price of an award of SARs shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares of Company Stock covered by the SARs on the Date of Grant, except as may be provided in Section 18.

(c)        SARs shall be or become exercisable in accordance with the vesting schedule set forth in the Grant Agreement of each award.  The Committee shall determine the vesting schedule for each SAR award and may provide for accelerated vesting upon such events, such as the Disability, death, retirement of the Participant or the occurrence of a Change of Control, as the Committee determines in its discretion.  No SAR may be exercised after the expiration of eight (8) years from the Date of Grant.

(d)        SARs may be paid in cash or shares of Company Stock (based on the Fair Market Value of Company Stock at the time of payment), or any combination thereof, or the Committee may reserve the right to determine the method of payment at the time of exercise.  A Participant who receives shares of Company Stock upon exercise of a SAR shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.  Participants shall not be entitled to receive any dividends or dividend equivalents with respect to a SAR award.  SARs may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of SARs the Participant has elected to exercise.

(e)        Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 11(e), (i) no Modification shall be made in respect to any SAR if such Modification would result in the SAR constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any SAR if such Extension would result in the SAR having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (e), (i) a “Modification” means any change in the terms of the SAR (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the SAR with a direct or indirect reduction in the exercise or base price of the SAR, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the SAR beyond the time originally prescribed, (B) the conversion or exchange of the SAR for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the SAR, or (D) any renewal of the SAR that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a SAR in accordance with Section 18 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a SAR to a date no later than the earlier of (i) the latest date upon which the SAR could have expired by its original terms under any circumstances or (ii) the eighth anniversary of the original Date of Grant.

(f)         Notwithstanding anything above or elsewhere in the Plan to the contrary, Repricing of SARs is prohibited without the consent of the Company’s shareholders.

12.          Director Shares.  The Committee may grant Director Shares to Outside Directors, which are shares or units of Company Stock that are immediately vested on the Date of Grant, but which may not be transferred by the Outside Director (in the case of shares) or paid to the Outside Director (in the case of units) until the Outside Director separates from service from the Board.  Director Shares may not be granted to Employees or other Service Providers other than Outside Directors.  An award of Director Shares in the form of shares shall be subject to all terms and conditions of Section 8 of the Plan relating to Restricted Stock (provided such shares shall be 100% vested as of the Date of Grant and may not be transferred until the Outside Director’s separation from service from the Board).  An award of Director Shares in the form of units shall be subject to all terms and conditions of Section 9 of the Plan relating to Restricted Stock Units (provided such units shall be 100% vested as of the Date of Grant and may not be paid until the Outside Director’s separation from service from the Board).  Any award of Director Shares in the form of units shall be granted and administered in a manner designed to comply with the requirements of Code section 409A.

13.        Nontransferability.  Incentive Awards shall not be transferable by a Participant, except in accordance with the Participant’s will or the laws of descent and distribution or as otherwise expressly provided in the Incentive Award.  Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, any outstanding Incentive Awards that are otherwise exercisable by, or payable to, the Participant may be exercised by, or shall be paid to, the Participant’s Beneficiary, as the case may be, or, if no Beneficiary is designated, to the personal representative of the Participant’s estate or to the person to whom rights under the Incentive Award shall have passed by will or the laws of descent and distribution.

14.        Withholding.  Whenever payments under an Incentive Award are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of exercising or receiving payment under an Incentive Award payable in Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no shares of Company Stock shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to his Employer to satisfy Applicable Withholding Taxes, if the Committee allows, the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

15.        Effective Date of the Plan. The Plan was approved by the Board on January 31, 2012 and shall become effective as of the date on which it is approved by the shareholders of the Company. Until the Plan has been approved by the Company’s shareholders and the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or SARs shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

16.        Continuing Securities Law Compliance. If at any time on or after the effective date of the Plan as described in Section 15 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Company may suspend the right to exercise an Option or SAR at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Option or SAR are extended during a period of suspension.

17.        Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the date on which the Plan was approved by the Board. No new Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time or amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 18(a)), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422, Code section 162(m) or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence or as otherwise provided in the Plan, a termination or amendment of the Plan or amendment of any Incentive Award shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

18.        Change in Capital Structure.

(a)        In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, extraordinary dividend, or other unusual or extraordinary change in or with respect to the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the limit on Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise or base price of Options and SARs, the Performance Goals to which any outstanding Incentive Awards are subject, and other relevant terms of the Plan and any Incentive Awards shall be equitably and proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or SAR or fractional cents with respect to the exercise price thereof, the Committee shall round down the number of shares covered by the Option or SAR to the nearest whole share and round up the exercise price to the nearest whole cent.  Performance Goals shall be adjusted in such a way as to preserve, to the extent possible (but not increase), the incentive level intended under the Incentive Award.  All changes pursuant to this section shall, if possible, be made in a manner that preserves the intended tax consequences of the Incentive Award under Code sections 409A, 162(m) and any other applicable section of the Code.

(b)        In the event of a Change in Control as described in Sections 2(e)(iii) or 2(e)(iv), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving entity, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), and if the surviving entity does not agree prior to the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the occurrence of such transaction, then, upon the occurrence of such transaction (or sufficiently in advance of the occurrence of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, the level of attainment with respect to such goals shall be based on the actual performance achieved through the date of such transaction.  Notwithstanding the foregoing to the contrary, individual Incentive Awards may contain provisions with respect to vesting or payment upon the occurrence of a Change in Control, and in such an event the terms of the Individual Award shall govern to the extent of any inconsistency with the foregoing.

(c)        Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

19.        Administration of the Plan.

(a)        The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)          to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)         to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

                        (iii)        to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock, making Incentive Awards contingent on the Participant’s agreement to amendments to prior Incentive Awards or other conditions, and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv)        to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)        to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)        to determine whether, and the extent to which, adjustments are required pursuant to Section 18;

(vii)       to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii)      to delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law or other applicable law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3), and provided that the power to grant Director Shares or other awards to Outside Directors may not be delegated to any such officer;

(ix)        to amend the terms of previously granted Incentive Awards, so long as the terms as amended are consistent with the terms of the Plan and provided that, unless otherwise provided by the Plan, the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, and provided further that the Committee shall be prohibited from Repricing any Option or SAR without the approval of the Company’s shareholders; and

(x)        to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b)        The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)        A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)        The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 19(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

20.        Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

21.        No Effect on Other Plans. Except as provided in Section 4(c) with respect to prior plans, nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

22.        Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Incentive Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

Fitch Proof 88642 Stanley Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

STANLEY FURNITURE

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 24, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEM (1), "FOR" ITEMS (2), (4) AND (5), FOR "ONE YEAR" FOR ITEM (3) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1. Election of directors for three-year terms ending 2020.

NOMINEES:	FOR both Nominees listed to the left (except as indicated otherwise)	WITHHOLD AUTHORITY to vote for both nominees listed to the left
01 Jeffrey S. Gilliam 02 Steven A. Hale II	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2. An advisory vote regarding the approval of compensation paid to certain executive officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. An advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers.	☐	☐	☐	☐

6. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________ **Signature, if held jointly**________________ **Date**__________, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

88642_REV2_Stanley_PROXY-CARD.indd 1 3/22/17 10:01 AM

Fitch Proof 88642 Stanley Proxy Card Back

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 25, 2017

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/stanleyfurniture/2017

- the Company's Annual Report for the year ended December 31, 2016,
- the Company's 2017 Proxy Statement,
- the Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (336) 884-7700.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

EST. 1924

STANLEY
FURNITURE

Annual Meeting of Stockholders - May 25, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anita W. Wimmer and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on April 7, 2017, at the Annual Meeting of Stockholders to be held on May 25, 2017, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 25, 2017, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued and to be dated and signed on reverse side)

88642_REV2_Stanley_PROXY-CARD.indd 2 3/22/17 10:01 AM